UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT

REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of

1934

Date of Report (Date of earliest event reported):  March 5, 2015

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2015, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (“HC”), entered into a Master Amendment No. 4 to the European Receivables Loan Agreement, the Servicing Agreement, the Liquidation Servicer Agreement and the Transaction Documents, dated as of March 5, 2015 (the “Amendment”), among, inter alia, HI, Huntsman Receivables Finance LLC, a Delaware limited liability company, Vantico Group S.à r.l., a private limited company formed under the laws of Luxembourg, Barclays Bank plc, as administrative agent, and the other financial institutions party thereto.

The Amendment, among other things, extends the scheduled commitment termination date of the loan facility to March 5, 2018, reduces the facility applicable margin rate and makes certain other amendments to HI’s existing European accounts receivable securitization program.

The foregoing does not constitute a complete summary of the terms of the Amendment.  The description of the terms of the Amendment is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Master Amendment No. 4 to the European Receivables Loan Agreement, the Servicing Agreement, the Liquidation Servicer Agreement and the Transaction Documents, dated as of March 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/S/ JOHN R. HESKETT
John R. Heskett
Vice President, Planning and Treasurer

Dated: March 9, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Master Amendment No. 4 to the European Receivables Loan Agreement, the Servicing Agreement, the Liquidation Servicer Agreement and the Transaction Documents, dated as of March 5, 2015.